Exhibit 10.22

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (the “Agreement”) is made this 13th day of May, 2008 by and between J. David Darnell, a citizen and resident of the State of Texas (hereinafter referred to as “You” or “you”), INTAC, a Nevada corporation with its principal place of business in Atlanta, Georgia (“INTAC”), and HSW International, Inc., a Delaware corporation with its principal place of business in Atlanta, Georgia (“HSWI”) (INTAC and HSWI are referred to collectively herein as the “Company”).

1.             Termination of Employment.

a.     Termination Date.  Your employment with the Company and the Executive Employment Agreement entered into by and between you and the INTAC on June 11, 2002 (as amended or modified, the “Employment Agreement”) will terminate effective July 31, 2008 (the “Termination Date”).  You acknowledge and agree that such termination is as a result of mutual agreement of the Company and you, as referenced in Section 5(a) of the Employment Agreement.  Such termination shall not affect those provisions of the Employment Agreement which are intended to survive beyond termination.  The Company will continue to pay you your current base salary for all time worked, including any amounts due you for unused vacation time, up to the Termination Date.

b.     Employee Benefits.   Except as otherwise provided in this Agreement, as provided by the specific terms of a benefit plan or as required by law, all of your employee benefits with the Company will terminate upon the Termination Date.

2.             Severance Pay.  If you sign this Agreement, and if, on the Termination Date, you sign the Release Agreement attached hereto and fully incorporated by reference as Exhibit A (the “Release”) and do not revoke it, you will receive from the Company a lump sum amount, payable in cash, of  Two-Hundred Thousand Dollars ($200,000) (“Severance Pay”).  You hereby acknowledge and agree that but for your execution of this Agreement and Release attached hereto as Exhibit A, you would not be entitled to receive the Severance Pay as set out herein. This Severance Pay will be paid less any withholdings required by law or authorized by you.  The Severance Pay will be payable to you in accordance with the Company’s payroll practices and procedures on the Company’s next regular payday after the expiration of the Revocation Period (as defined in Section 4 of the Release.)

3.             Equity Grants.  The stock options held by you and exercisable for a total of 150,000 shares of HSWI common stock (“Employee Stock Options”) are hereby automatically (and without further condition or requirement) amended such that the expiration date applicable to such Employee Stock Options is and shall be irrevocably extended until ten (10) years from the date of original grant for those Employee Stock Options.   To the extent these Employee Stock Options were incentive stock options, this Section renders these options non-statutory stock options.  HSWI and the Company hereby acknowledge and agree that the Employee Stock Options are fully vested on the date hereof, shall be exercisable, upon the terms thereof, into shares of HSWI common stock and such shares shall remain freely transferable by you under HSWI’s S-8 or otherwise until such extended expiration date.

4.             Consulting Arrangement.  On the Termination Date, you agree to execute the Consulting Agreement (the “Consulting Agreement”) attached hereto as Exhibit B which provides for you to be a consultant for the Company for the time period set forth under the Consulting Agreement (the “Consulting Period.”)

5.             Release of Claims. In consideration of the Company paying you the Severance Pay, and as a condition to you receiving the Severance Pay, you agree that (i) you have been given a period of at least twenty-one (21) days to consider whether to execute the Release attached hereto as Exhibit A, (ii) you will execute this Release on the Termination Date, and (iii) you will return the signed and dated copy of the Release to Bradley Zimmer at the Company.  If you do not sign the Release and return it to the Company in the manner set forth herein, or if you sign the Release and then revoke it as set forth in Section 4 of the Release, you will not be entitled to the Severance Pay described in Section 2 of this Agreement.  Furthermore, your refusal to sign the Release will constitute a material breach of this Agreement.

6.             Section 409A.  This Agreement and the payments to be made hereunder are compliant with Internal Revenue Code Section 409A, and you shall not bear any responsibility for any tax or related charges under such Section 409A as a result hereof.

7.             Indemnification and Advance of Expenses.  HSWI hereby reaffirms its obligations of indemnification and advancement of expenses to you, as set forth under HSWI’s Amended and Restated Certificate of Incorporation, Article VII, Sections 2 and 3, and HSWI’s Second Amended and Restated Bylaws, Article IX, all of which expressly survive the execution and delivery hereof.

8.             Resignation as Director and Officer.  By signing this Agreement, you hereby resign (i) from your seat as member of the board of directors of and (ii) from all positions as an officer of the Company, its parent companies, affiliates, subsidiaries, divisions, and agents, and their respective successors, assigns, heirs, executors and administrators, effective as of the Termination Date.

9.             Return of Property. Following the Consulting Period or earlier as deemed by the Company, you shall return all property of the Company in your possession, including, without limitation, any Company credit cards, Company-owned equipment, and all originals and any copies of all disks, tapes, files, correspondence, data, notes and other documents pertaining to the Company’s proprietary products, customers and business and Proprietary Information as defined in the Employment Agreement.  Such property shall be in the same condition as when provided to you, reasonable wear and tear excepted.  Your return of such property is an express requirement of this Agreement and the Employment Agreement.

10.           Reaffirmation.  You hereby reaffirm and acknowledge your continuing obligations under the Employment Agreement (which shall continue in full force and effect in accordance with their terms notwithstanding the termination of your employment) and that a breach of the Employment Agreement will also constitute a breach of this present Agreement.

11.           No Disparagement.  You agree that you will not denigrate, defame, disparage or cast aspersions upon the Company, the Company Parties (as defined in the Release), their products, services, business and manner of doing business, and that you will use your reasonable best efforts to prevent any member of your immediate family from engaging in any such activity.  Upon inquiry from any third party, the Company will release only your dates of employment and positions held, unless you provide written authorization for the Company to release additional information.

12.           Relief and Enforcement.  You understand and agree that any breach of this Agreement by you will relieve the Company of its obligation to continue paying you any then-unpaid Severance Pay as set out in Section 2 above.  You also understand and agree that if you violate the terms of Sections 5, 9, 10 or 11 of this Agreement, you will cause injury to the Company and/or one or more of the Company Parties that will be difficult to quantify or repair, and that monetary damages would be insufficient to remedy any harm suffered by the Company and/or the Company Parties.  Accordingly, you agree that if you violate Sections 5, 9, 10, or 11 of this Agreement, the Company or the Company Parties may obtain a temporary restraining order or injunction, restraining you from any further breach of this Agreement.  The Company’s right to equitable relief in the form of an injunction or temporary restraining order is in addition to and not in lieu of any other remedies that the Company or the Company Parties have, including but not limited to monetary damage or any other remedies.

13.           No Modifications; Governing Law; Entire Agreement.  This Agreement cannot be changed or terminated orally, and no modification or waiver of any of the provisions of this Agreement will be effective unless it is in writing and signed by both you and the Company.  This Agreement is to be governed by and construed in accordance with the laws of the State of Delaware.  This Agreement sets forth the entire and fully integrated understanding between the parties, and there are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out herein.

14.           Voluntary Execution.  By signing below, you acknowledge that you have read this Agreement, that you understand its contents and that you have relied upon or had the opportunity to seek the legal advice of your attorney, who is the attorney of your own choosing.

15.           Miscellaneous.

a.     Should any portion, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or unenforceable, the validity or the remaining portions, terms and provisions shall not be affected thereby, and the illegal, invalid or unenforceable portion, term or provision shall be deemed not to be part of this Agreement.

b.     The parties agree that the failure of a party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the party’s full right or ability to require performance of the same or any other provision of this Agreement at any time thereafter.

c.     This Agreement shall inure to the benefit of and shall be binding upon you, your heirs, administrators, representatives, executors, successors and assigns and upon the successors and assigns of the Company.

d.     The headings of the paragraphs of this Agreement are for convenience only and are not binding on any interpretation of this Agreement.  This Agreement may be executed in counterparts.

[Signature page follows.]

INTAC:

INTAC International, Inc.

By:	/s/ Henry N. Adorno	(SEAL)
Name:	Henry N. Adorno
Title:	Vice Chairman

HSWI:

HSW International, Inc.

By:	/s/ Henry N. Adorno	(SEAL)
Name:	Henry N. Adorno
Title:	Vice Chairman

YOU:

/s/ J. David Darnell		(SEAL)
J. David Darnell

EXHIBIT A

RELEASE AGREEMENT

This RELEASE AGREEMENT (the “Release”) is made this        day of                                   , 2008, by and between J. David Darnell (“You” or “you”), HSW International, Inc., a Delaware corporation with its principal place of business in Atlanta, Georgia (“HSWI”),  and INTAC International, Inc., a Nevada corporation with its principal place of business in Atlanta, Georgia (“INTAC”) (HSWI and INTAC are referred to collectively herein as the “Company”).

WHEREAS, You and the Company have agreed that your employment will terminate on the terms and conditions set forth in the Separation Agreement to which this Release is attached (the “Separation Agreement”);

WHEREAS, the Separation Agreement requires you to execute this Release as a condition to receiving the severance payment described in Section 2 thereof.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by all parties, the parties hereby agree as follows:

1.             Release of Claims.  In exchange for the Company providing you with the consideration described in the Separation Agreement, you release and forever discharge the Company, as well as its parent companies, affiliates, subsidiaries, divisions, officers, directors, stockholders, employees, agents, representatives, attorneys, lessors, lessees, licensors and licensees, and their respective successors, assigns, heirs, executors and administrators (collectively, the “Company Parties”), from any and all claims, demands, and causes of action of every kind and nature, whether known or unknown, direct or indirect, accrued, contingent or potential, which you ever had or now have arising out of or related to your employment with the Company and the termination thereof (except where and to the extent that such a release is expressly prohibited or made void by law).  The release includes, without limitation, your release of the Company Parties from any claims by you for lost wages or benefits, stock options, restricted stock, compensatory damages, punitive damages, attorneys’ fees and costs, equitable relief or any other form of damages or relief.  In addition, this release is meant to release the Company Parties from all common law claims, including claims in contract or tort, including, without limitation, claims for breach of contract, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, invasion of privacy, defamation, negligence or breach of any covenant of good faith and fair dealing.  You also specifically and forever release the Company Parties (except where and to the extent that such a release is expressly prohibited or made void by law) from any claims based on unlawful employment discrimination or harassment, including claims under the federal Age Discrimination in Employment Act (29 U.S.C. § 621 et seq.).

You acknowledge that this release applies both to known and unknown claims that may exist between you and the Company Parties.  You expressly waive and relinquish all rights and benefits which you may have under any state or federal statute or common law principle that would otherwise limit the effect of this Release to claims known or suspected prior to the date you execute this Release, and do so understanding and acknowledging the significance and consequences of such specific waiver.  Provided, however, that nothing in this Release extinguishes any claims you may have against the Company for breach of this Release or the Separation Agreement.

2.             No Admissions; Covenant Not to Sue. You understand, acknowledge and agree that the release set out above in Section 1 is not an admission by the Company or the Company Parties that any such claims exist or that the Company or any of the Company Parties are liable for any such claims.  Unless prohibited by applicable law or regulation, you further agree not to hereafter, directly or indirectly, sue, assist in or be a voluntary party to any litigation against any one or more of the Company Parties for any claims relating to events occurring prior to or simultaneously with the execution of this Release, including but not limited to your termination of employment with the Company.

3.             Consideration.  In consideration of your executing this Release, Company is providing you with the payments and benefits set out in Section 2 of the Separation Agreement.

4.             Right to Revoke.  ONCE SIGNED BY YOU, THIS RELEASE IS REVOCABLE IN WRITING FOR A PERIOD OF SEVEN (7) DAYS (THE “REVOCATION PERIOD”).  IN ORDER TO REVOKE ACCEPTANCE OF THIS AGREEMENT, YOU MUST DELIVER WRITTEN NOTICE TO BRADLEY ZIMMER AT THE COMPANY, AND SUCH WRITTEN NOTICE MUST ACTUALLY BE RECEIVED BY BRADLEY ZIMMER WITHIN THE SEVEN (7) DAY REVOCATION PERIOD.

5.             Voluntary Execution.  By signing below, you acknowledge that you have read the foregoing Release, that you understand its contents and that you have relied upon or had the opportunity to seek the legal advice of your attorney, who is the attorney of your own choosing. YOU HEREBY ACKNOWLEDGE THAT YOU HAVE BEEN GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO EXECUTE THIS RELEASE.  YOU ALSO ACKNOWLEDGE THAT YOU WERE ADVISED BY THE COMPANY IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE.

6.             No Modifications; Governing Law; Entire Agreement.  This Release cannot be changed or terminated orally, and no modification or waiver of any of the provisions of this Release is effective unless in writing and signed by all of the parties hereto.  The parties agree that this Release is to be governed by and construed in accordance with the laws of the State of Delaware. This Release sets forth the entire and fully integrated understanding between the parties with respect to the matters addressed herein, and there are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out herein.

7.             Miscellaneous.

(a)           Should any portion, term or provision of this Release be declared or determined by any court to be illegal, invalid or unenforceable, the validity or the remaining portions, terms and provisions shall not be affected thereby, and the illegal, invalid or unenforceable portion, term or provision shall be deemed not to be part of this Release.

(b)           The parties agree that the failure of a party at any time to require performance of any provision of this Release shall not affect, diminish, obviate or void in any way the party’s full right or ability to require performance of the same or any other provision of this Release at any time thereafter.

(c)           This Release shall inure to the benefit of and shall be binding upon you, your heirs, administrators, representatives, executors, successors and assigns and upon the successors and assigns of the Company.

(d)           The headings of the paragraphs of this Release are for convenience only and are not binding on any interpretation of this Release.  This Release may be executed in counterparts.

IN WITNESS WHEREOF, each of the parties hereto acknowledges having read and understood the contents and effect of this Release and has executed this Release freely and with full authority duly given, all as of the date first above written.

[Signature page follows]

INTAC:

INTAC International, Inc.

By:
Name:
Title:

Date:	, 2008

HSWI:

HSW International, Inc.

By:
Name:
Title:

Date:	, 2008

YOU:

		(SEAL)
J. David Darnell

Date:	,2008

EXHIBIT B

FORM OF CONSULTING AGREEMENT

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (this “Agreement”), effective             , by and between HSW International, Inc. a Delaware corporation  with its principal place of business at One Capital City Plaza, 3350 Peachtree Rd., NE, Suite 1600,  Atlanta, Georgia 30326 (“HSWI”), and J. David Darnell  (hereinafter “Contractor”).  (Contractor and HSWI are each referred to herein as “Party” or “party” and collectively as the “Parties” or “parties”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually agree to enter into a Consulting Agreement as follows:

1.             Services.  Contractor will provide the consulting services (“Services”) to HSWI as described on Exhibit A attached hereto, in accordance with the specifications and timetable herein.  During the term hereof, Contractor will, in Contractor’s reasonable discretion, agree to provide services requested by HSWI in addition to those specifically described on Exhibit A (“Additional Services”).

2.             Term of Agreement.  The term of this Agreement (the “Term”) shall commence on August 1, 2008, and, unless otherwise terminated as provided herein, shall continue for six (6) months.

3.             Fees, Expenses and Payment.  In consideration for the Services:

(a)           HSWI shall pay Contractor the fee (“Fee”) of $20,000 per month during the Term.  Payments will be made net 30 days in arrears upon completion of services and will be paid upon receipt of an invoice from Contractor.  The invoice will include an updated status report on Contractor’s consulting efforts.

(b)           HSWI shall not be liable to Contractor for any expenses paid or incurred by Contractor unless otherwise agreed to and approved in advance in writing by HSWI (the “Expenses”). Any such Expenses shall be in connection with this Agreement and fully conform with HSWI’s then-current policies, as communicated from time to time.

(c)           Contractor will invoice HSWI for Expenses, which shall be due and payable within thirty (30) days of the invoice date.  Contractor will include these expenses as part of Contractor’s monthly Fee invoice, and shall include supporting documentation for such expenses.

(d)           Payroll taxes, including federal, state and local taxes, shall not be withheld or paid by HSWI on behalf of Contractor. Contractor shall not be treated as an employee for federal or state tax purposes with respect to the services performed under this agreement. Contractor shall be responsible to pay all taxes as mandated by law.

4.             Performance.  Contractor shall personally perform Contractor’s obligations hereunder in a workmanlike and professional manner, and shall not employ or utilize any other persons for the performance of such.  Any materials provided to HSWI by Contractor hereunder shall be Contractor’s original work, unencumbered by any third parties, unless expressly authorized in writing by HSWI on a case-by-case basis.  Contractor agrees to cooperate with HSWI on any matters related to the performance of services hereunder.

5.             Indemnification. Contractor agrees to indemnify and hold harmless HSWI and its directors, officers, agents and employees from and against any claims, liabilities, losses, damages, proceedings or actions (whether pending or threatened) related to or arising out of the Services and Additional Services, if any.  HSWI shall give reasonable notice to the other of any such claim, loss, action, damage, expense or other liability.  This Section 5 shall survive the termination of this Agreement.

6.             Notices.  All notices required by either Party under this Agreement shall be in writing, and shall be deemed to have been given on the date such noticed is presented personally, or transmitted by facsimile (receipt confirmed), two (2) business days after delivery by a nationally recognized courier service, or three (3) days after mailed registered or certified, return receipt requested, to the other Party at the following address , or such other address as a Party may designate by notice to the other Party:

If to HSWI:	HSW International, Inc.
Attn: Legal Department
One Capital City Plaza
3350 Peachtree Road, Suite 1600
Atlanta, Georgia 30326

If to Contractor:	J. David Darnell
Intac
12221 Merit Drive, Suite 600
Dallas, Texas 75251

7.             Ownership of Materials.

(a)           Contractor covenants and agrees that all of Contractor’s Work Product (as defined below) for HSWI, and all of the ideas and other intellectual property contained therein, shall be the sole and exclusive property of HSWI and HSWI shall maintain all worldwide right, title and interest therein. Contractor agrees (without further compensation) to execute any applications, agreements and instruments (including any assignment agreements and instruments) and to do all other things reasonably requested by HSWI, at HSWI’s expense (both during and after the Term of this Agreement) in order to vest more fully in HSWI all worldwide ownership rights in such Work Product, including, without limitation, United States and foreign patent or other proprietary rights and copyrights. For purposes hereof, “Work Product” shall mean all works of authorship created, conceived or developed by Contractor in the performance of Contractor’s consulting duties.

(b)           If any one or more of the Work Product are protectible by copyright and are deemed in any way to fall within the definition of “work made for hire,” as such term is defined in 17 U.S.C. § 101, such work shall be considered a “work made for hire,” the copyright of which shall be owned solely, completely and exclusively by HSWI. If any one or more of the aforementioned items are protectible by copyright and are not considered to be included in the categories of works covered by the “work made for hire” definition contained in 17 U.S.C. § 101, such items shall be deemed to be assigned and transferred by Contractor completely and exclusively to HSWI by virtue of the execution of this Agreement.

(c)           Contractor hereby waives any and all claims that he may have in any jurisdiction to “moral rights” or rights of “droit moral” with respect to the Work Product and acknowledges, confirms and agrees that HSWI, without the necessity of any further consideration or action on the part of HSWI or Contractor, shall have the right to make (or have others on HSWI’s behalf make) enhancements and derivative works of the same and that HSWI or its designee shall own all worldwide right, title and interest in and to all such enhancements and derivative works.

(d)           Upon completion or termination of this Agreement, Contractor agrees to return to HSWI all lists, books, records, company property, and Confidential Information (defined below) obtained in connection with HSWI’s business, and any copies made thereof.

8.     Relationship of the Parties.  During the Term, Contractor and any individual or entity hired by Contractor in connection with the performance of the Services will be an independent contractor and not HSWI’s employee for any purpose, including, but not limited to, the application of the Fair Labor Standards Act’s minimum wage and overtime provisions, the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act, the provisions of the Internal Revenue Code, and all federal, state and local laws and regulations.  Contractor understands that HSWI will not be responsible for withholding or paying any federal or state income, social security or other taxes in connection with any compensation paid under this Agreement, and Contractor agrees to pay all such taxes when due.  HSWI will provide Contractor with a Form 1099 to the extent required by law.  Contractor hereby agrees to indemnify and hold HSWI harmless from any and all claims, causes of action or other proceedings related to or resulting from Contractor’ s failure to pay taxes in compliance with applicable law.  Contractor further understands and agrees that Contractor and any individual or entity hired by Contractor in connection with the performance of the Services will not be entitled to any medical, disability, pension or other employment benefits or rights provided by HSWI (whether by agreement or by operation or law), including but not limited to group insurance, liability insurance, disability insurance, paid vacations, sick leave, retirement plans, health plans, premium overtime pay, and the like.  In addition, HSWI will not provide worker’s compensation coverage for Contractor or its employees.  Because Contractor is an independent contractor, HSWI will have no obligations to pay Contractor or its employees and agents overtime compensation under the Fair Labor Standards Act, or to make any payments at any rate other than the rate agreed to in this Agreement.  It is Contractor’s sole responsibility to provide worker’s compensation coverage and, if applicable, pay any premium overtime rate, for any individual or entity hired by Contractor who is working on any services for HSWI.  Contractor agrees to provide HSWI with evidence of the payments and insurance required by this Agreement whenever requested.  During the Term, Contractor will retain sole and absolute discretion and judgment in the manner and means of carrying out the Services.  Contractor further agrees that during the Term, he has a full opportunity to find other business (so long as such other business is not in violation of this Agreement), and that he will use a high level of skill necessary to perform the Services.  During the Term, Contractor will not have the authority to enter into any contract on behalf of HSWI or otherwise to bind HSWI to any agreement, and Contractor agrees not to hold himself out as having such authority unless expressly authorized in writing to do so, and HSWI will not be liable for any obligation incurred by Contractor during the Term.  During the Term, Contractor shall indemnify and hold HSWI harmless from all claims, losses, injuries or damages, and wages or any other form of compensation (including, without limitation, reasonable attorneys’ fees and costs) arising in connection with any claim, suit or proceeding alleging that Contractor has or had a relationship with HSWI other than an independent contracting relationship during the Term.

9.             Assignment.  Upon advance written notice HSWI may assign this Agreement in its entirety to a parent, subsidiary or successor in interest to the business of the party, provided such assignee is able to and does fulfill the obligations of the assignor.  Notwithstanding any such assignment, the assignor shall remain primarily liable to the other party for the assignee’s performance under this Agreement.  This Agreement may not be otherwise assigned or transferred.

10.           Termination.

a.             Termination by Notice.  At any time prior to the end of the Term, either Party hereto may terminate this Agreement by providing at least thirty (30) days advance written notice of termination to the other party (“Termination by Notice”).  Upon Termination by Notice, HSWI will pay Contractor only that portion of the  Fee due to Contractor for Services performed through the effective date of the termination and any pre-approved Expenses in accordance with Section 3, above.

b.             Termination for Cause.  At any time prior to the end of the Term, the HSWI may terminate this Agreement immediately and without advanced notice for “Cause.”  For purposes of this Agreement, “Cause” shall mean and include:  (i) Contractor’s material breach of this Agreement; (ii) Contractor’s commission of a felony or crime involving moral turpitude; (iii) any act by Contractor involving dishonesty in the performance of the Services, including, without limitation, fraud, misappropriation or embezzlement; (iv) Contractor’s repeated failure or refusal to perform the Services; or (v) any willful or grossly negligent act or omission by Contractor that is injurious to HSWI, including injury to HSWI’s reputation.  If HSWI terminates this Agreement for Cause, HSWI will pay Contractor only that portion of the Fee due to Contractor for Services performed through the effective date of the termination and any pre-approved Expenses in accordance with Section 3, above.

c.             Other Termination.  This Agreement shall terminate immediately upon Contractor’s death or “Disability.”  For purposes of this Agreement, “Disability” is defined as Contractor’s inability to perform the Services for a period of thirty (30) consecutive days.  If this Agreement is terminated due to Contractor’s death or Disability, HSWI will pay Contractor only that portion of the Fee due to Contractor for Services performed through the effective date of the termination and any pre-approved Expenses in accordance with Section 3, above.

11.           Confidential Information.  The terms set forth on Exhibit B, entitled “Confidential Information,” are incorporated herein by this reference.  Without limiting such Exhibit B, each of the parties hereto agrees that it will not, without the written consent of the other party in each instance, (i) use in advertising, publicity or otherwise (including, without limitation, on the Internet) the other party’s name, domain name, any trademark, trade name, symbol or any abbreviation or contraction thereof owned by or referring to that party; or (ii) represent, directly or indirectly, that any product or service offered by the party has been approved or endorsed by the other party.

12.           Covenant Not To Compete.  During the Term of this Agreement and for a period of six (6) months after its termination or completion, Contractor will not engage directly or indirectly as employee, consultant, manager, proprietor or solicitor for himself or others in a similar or competitive business which he is here contracted by HSWI to do and perform, in any city or state where or within which he shall have worked for HSWI under this Agreement.

13.           Non-Solicitation/Public Comments. Contractor agrees that during the term of this Agreement and for twelve months after the termination or expiration of this Agreement, Contractor shall not:

(a)   Solicit for employment and then employ any employee of HSWI or any of its affiliates or subsidiaries;

(b)   Make any public statement concerning HSWI, any of its affiliates or subsidiaries, employees, officers and directors unless such statement is previously approved by an officer of HSWI, except as required by law;

(c)   Disparage HSWI and its affiliated entities, or its and/or their owners, officers, directors, members, employees or agents, or its and/or their business, policies, practices or services, in any way whatsoever.

(d)   Induce, attempt to induce or knowingly encourage any Customer of HSWI or any of its affiliates or subsidiaries to divert any business or income from HSWI or its affiliates or subsidiaries or to stop or alter the manner in which they are then doing business with HSWI or any of its affiliates or subsidiaries. “Customer” shall mean any individual or entity that was or is a customer or client or whose business was actively solicited by HSWI or its affiliates or subsidiaries at any time, regardless of whether such Customer was generated, in whole or in part, by Contractor’s efforts.

14.           Entire Agreement.  These terms and conditions herein, including any Exhibits attached hereto, constitute the entire agreement between the Parties with respect to the subject matter hereof; all prior agreements, representations, statements, negotiations and undertakings, whether written or oral, are superseded hereby.  This Agreement may be supplemented, amended or revised only by a writing that is signed by each of the parties.

15.           Governing Law/Jurisdiction and Venue.  This Agreement shall be exclusively governed by and construed under the laws of the State of Delaware.

16.           Approval Signatures.  Signature by authorized representatives of the respective Parties listed below constitutes acceptance of and notice to proceed with the performance and provision of the Services specified on Exhibit A.  No additional work relating to any other project or engagement than that described in this Agreement, shall be authorized without the express written agreement of both Parties hereto.

17.           Non Waiver.  The failure of either party to this Agreement to exercise any of its rights under this Agreement at any time does not constitute a breach of this agreement and shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

18.           Compliance With Laws.  Contractor represents that he has complied and will continue to comply with all relevant federal, state and local laws and regulations.

19.           Severability.  If any part of this agreement is held to be unenforceable, the rest of this agreement shall nevertheless remain in full force and effect.

20.           Survival.  Contractor acknowledges and agrees that his obligations under Sections 5, 7, 8, 11, 12, and 13 of this Agreement will survive the termination of this Agreement regardless of the cause or manner of the termination.  Any waiver by HSWI of a breach of any provision of this Agreement will not operate as a waiver of any subsequent breach of that provision or any other provision of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

CONTRACTOR:	HSWI:

J. David Darnell	HSW International, Inc.

By:
J. David Darnell
Title:

Date:	Date:

EXHIBIT A

Consulting Services

Contractor shall assist management and the accounting/finance group of HSWI with special projects and the transition of his former duties as appropriate but shall not function as an executive officer nor employee of HSWI nor retain liability as such.  In the event of any inconsistency between the terms of this Agreement and the terms of his Separation Agreement, the terms of the Separation Agreement shall control.

EXHIBIT B

Confidential Information

During the course of this relationship, it may be necessary or convenient for HSWI to divulge Confidential Information (as herein defined) to Contractor. If Confidential Information is disclosed by HSWI to Contractor, including any such disclosed prior to the effective date of this Agreement, then the following shall apply.

1.     The term “Confidential Information” means all non-public information that: (i) HSWI designates as being confidential information in connection with the disclosure of such information; or (ii) is of a sensitive or proprietary nature, including without limitation negotiations in progress, terms of agreements, financial data, customer lists, advertising, marketing and promotional plans, and business partner lists, including but not limited to trade secrets.

2.     Confidential Information shall not include any information that (i) is at the time of disclosure or subsequently becomes publicly available without Contractor’s breach of any obligations owed to HSWI pursuant to this agreement; (ii) becomes known to Contractor prior to HSWI’s disclosure of such information to Contractor; (iii) becomes or became known to Contractor from a source other than HSWI who to Contractor’s actual knowledge without any obligation of inquiry, obtained such information without a breach of an obligation of confidentiality owed to HSWI; or (iv) is independently developed by Contractor.

3.     Contractor shall retain in strict confidence all of HSWI’s Confidential Information and take reasonable security precautions, at least to the same extent as Contractor takes to protect Contractor’s own confidential information, to insure that all of Contractor’s and Contractor’s affiliates’ colleagues and employees hold in strict confidence and do not disclose to any third party any of HSWI’s Confidential Information during the Term of this Agreement and for five years thereafter.  Notwithstanding the foregoing, Contractor shall maintain the confidentiality of any trade secrets in perpetuity.

4.     If Contractor has any questions or uncertainties as to what constitutes Confidential Information, he shall consult with an executive officer of HSWI.

5.     Notwithstanding the foregoing restrictions, Contractor may use and disclose any Confidential Information to the extent required by an order of any court or other governmental authority, but in each case only after HSWI has been so notified and has had the opportunity, if possible, to seek and obtain reasonable protection for such information in connection with such disclosure.

6.     All Confidential Information shall remain the exclusive property of HSWI and no license or similar rights of any kind shall be or be deemed to have been created or implied by this Agreement.

7.     The provisions of this Exhibit B shall survive and be enforceable beyond the termination or completion of this agreement.

8.     Without limiting the remedies available to HSWI, Contractor acknowledges that a breach of any of the covenants contained in this Exhibit B may result in material irreparable injury to HSWI or any of its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, HSWI shall be entitled to obtain a temporary restraining order or a preliminary injunction or permanent injunction restraining Contractor from engaging in activities prohibited by this Exhibit B or such other relief as may be required to specifically enforce any of the covenants contained herein.